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                                                                    EXHIBIT 23.9

             [Letterhead of Merrill Lynch, Pierce, Fenner & Smith]

    We hereby consent to the use of our opinion letter dated July 20, 1999 to the Board of Directors of IXC Communications, Inc. included as Annex 9 to the Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 relating to the proposed merger of IXC Communications, Inc. with a subsidiary of Cincinnati Bell Inc., and to the references to such opinion in such Proxy Statement/Prospectus under the headings "Summary--Fairness Opinions of Financial Advisors," "The Merger--Background to The Merger," "The Merger--Reasons for the Merger and the IXC Board of Directors Recommendation," and "Opinions of IXC's Financial Advisors." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the terms "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

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                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED

                                By:  /s/ ANDREW K. WOEBER
                                     ------------------------------------------
                                     Name: Andrew K. Woeber
                                     Title: Vice President
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September 10, 1999